EXHIBIT 32.02

CERTIFICATION

PURSUANT TO

SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE

I, Matthew C. Osborne, the Principal Financial Officer of Altegris Advisors, L.L.C., the General Partner of Altegris Winton Futures Fund, L.P. (the “Partnership”), certify that (i) the Annual Report of the Partnership on Form 10-K for the period ending December 31, 2024 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in such Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

Date: March 26, 2025

/s/ Matthew C. Osborne

Matthew C. Osborne

Principal Financial Officer

Altegris Advisors, L.L.C.

General Partner of Altegris Winton Futures Fund, L.P.